Exhibit 99.1

             RushTrade Group Reports June Customer Accounts Up 39%,
                      Account Assets Up 24%, Trades Up 31%

DALLAS, TEXAS (July 6, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R)Group (OTC.BB: "RSHF") announces its trade volume report for the month of June 2005. RushTrade Securities, Inc., the Company's broker/dealer subsidiary, reports continued growth in Customer Accounts and Customer Account Assets.

Total customer accounts grew from 1,887 in June 2004 to 2,622 in June 2005, a 39% increase. Customer account assets grew from $53,444,916 in June 2004 to $66,094,267 in June 2005, an increase of 24%. RushTrade Securities, Inc. also reported that the number of trades increased 31%, from 17,054 in June 2004 to 22,331 in June 2005.

In the quarter ending June 30, 2005, total customer accounts grew to 2,622 from 1,887 in the second quarter 2004, a 39% increase. Customer account assets grew from $53,444,916 in the second quarter 2004 to $66,094,267 in the second quarter 2005, an increase of 24%. RushTrade Securities, Inc. also reported that the number of trades increased 10%, from 53,465 in the second quarter 2004, to 58,817 in the second quarter 2005.

About RushTrade Group

RushTrade Group operates through two primary wholly owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade"), a fully-disclosed introducing broker/dealer and member NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:         Sharron Kuzma
                                    (972) 450-6000
                                    skuzma@rushgroup.com










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